UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2022

Joway Health Industries Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-108715	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 South 3rd Street Las Vegas, Nevada	89101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

702-384-1990

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2022, the Company’s Board of Directors and the majority of stockholders of the Company approved and adopted Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and, on the same day, the Board of Directors adopted and approved Amended and Restated Bylaws (the “Bylaws”). The Certificate for the Articles of Incorporation was filed with the Secretary of State on October 13, 2022. The Company’s Articles of Incorporation were amended to increase the Company’s authorized common stock from two-hundred million shares (200,000,000) to five-hundred million shares (500,000,000) and preferred stock from one million shares (1,000,000) to ten million shares (10,000,000). The Company also amended the Articles of Incorporation to opt out of the provisions of §78.378 through §78.379 and §78.411 through §78.444 of the Nevada Revised Statues, generally known as the “Control Share Acquisition Statute” and “Combinations with Interested Stockholders”, respectively.

This summary description of the material terms of the Articles of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of these documents, copies of each are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Joway Health Industries Group Inc.
3.2	Amended and Restated Bylaws of Joway Health Industries Group Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joway Health Industries Group Inc.

Date: October 12, 2022	By:	/s/ Ramon Lata
Ramon Lata
President

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